FIRST AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, to the Amended and Restated Transfer Agent Servicing Agreement (this “Amendment”), dated February 22, 2019, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware business trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Transfer Agent Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the funds list and the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A, the funds list, is hereby superseded and replaced in its entirety with First Amended Exhibit A attached hereto.

2.	Exhibit D, the fee schedule, is hereby superseded and replaced in its entirety with First Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Paul Chew	By: /s/ Anita M. Zagrodnik

Name: Paul Chew	Name: Anita M. Zagrodnik

Title: President	Title: Senior VP 3/4/19

First Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory – WMC Japan Alpha Opportunities Fund
Brown Advisory Total Return
Brown Advisory Strategic Bond Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund

 First Amended Exhibit D to the
Transfer Agent Servicing Agreement - Fee Schedule at February 1, 2019

Fees on Complex Assets, includes PFO, Secretary Responsibilities

Fund Administration, Fund Accounting, Transfer Agent Services1
Annual Fees for the Brown Advisory Funds Complex

[  ] basis points on the first $[  ] in assets
[  ] basis points on the next $[  ] in assets
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on all assets over $[  ]

Subject to annual minimums of $[  ] (add $[  ] for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with [  ] share classes and $[  ] (add $[  ] for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with less than [  ] share classes.  Add $[  ] for additional classes after [  ] classes and Controlled Foreign Corporation (CFC).  The total minimum fee amount is applied in aggregate to the entire fund complex.
Chief Compliance Officer Support Fee (Fund Complex)

$[  ]/year Transfer Agent
$[  ]/year Fund Accounting
$[  ]/year Fund Administration

Transfer Agent

Services Included in Annual Fee

◾	Per account fees, open and closed
◾	Manual Shareholder Transaction & Correspondence
◾	Omnibus Account Transactions
◾	Daily Valuation/Manual 401k Trade
◾	Report Source – Client On-Line Access to Fund and investor data (does not include non-standard file delivery)
◾	See agreement for more details

Services Not Included in Annual Fee

CUSIP Setup
◾	CUSIP Setup beyond the initial CUSIP - $[ ] per CUSIP
◾	Expedited CUSIP Setup - $[ ] per CUSIP (Less than [ ] days)

Fund Characteristic change
◾	Fund Name Change - $[ ] per fund/per change
◾	Fund CUSIP Change - $[ ] per fund/per change

Miscellaneous Expenses
◾
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, telephone calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, NSCC System Interface, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving, provided that USBFS shall inform the Trust as far in advance as reasonably practicable regarding any actual or proposed material changes to such fees and expenses.

1 This Exhibit D includes is a combined fee schedule that will cover all services provided by Fund Services to the Trust pursuant to the Fund Administration Agreement, the Fund Accounting Agreement, and the TA Agreement. In addition, Exhibit B includes additional Fund Accounting services, which will only be billed if the services are provided by Fund Services to the Trust (or one or more Funds). For the avoidance of doubt, where services and fees appear in more than one agreement, they are reproduced only for convenience and will only be charged once to the extent the Funds utilize the associated services. For example, the Fund Administration, Fund Accounting, Transfer Agent Services fee schedule covers all three services, and the associated fees will be paid only once across the entire Fund complex, not three times.

Additional Services
◾
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, lead conversion reporting, 12b-1 aging, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements), provided that USBFS shall inform the Trust as far in advance as reasonably practicable regarding any such planned or actual additional fees.

First Amended Exhibit D (continued) to the
Transfer Agent Servicing Agreement

Transfer Agent Additional Services Schedule at February 1, 2019

E-Commerce Services Fee Schedule
FAN WEB – Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Select “Hybrid” (Fund Groups under [  ] open accounts) – Standard Web services
• Implementation - $[  ] per fund group – includes up to [  ] hours of technical/BSA support
• Annual Base Fee - $[  ] per year (annual base fee increases to $[  ] per year when the fund group exceeds [  ] open direct accounts)
2. FAN Web Direct (API) – Quoted Separately
3. Customization - $[  ] per hour – (subject to change at prevailing rates of vendor)
4. Activity (Session) Fees:
• Inquiry - $[  ] per event
• Account Maintenance - $[  ] per event
• Transaction – financial transactions, reorder statements, etc. - $[  ] per event
• New Account Set-up - $[  ]  per event (Typically not available with FAN Web Select, but Brown Advisory Funds are using a Hybrid of FAN Web Select.)
• Strong Authentication:
$[  ] /month per active FAN Web ID (Any ID that has had activity within the [  ] -day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
◾ FAN Web Select “Hybrid” (Fund Groups under [  ]  open accounts)
− Implementation – $[  ]  per fund group – includes up to [  ] hours of technical/BSA support
− Annual Base Fee - $[  ] ($[  ]  for [  ]  or more accounts) per year
◾ Customization - $[  ]  per hour - (subject to change at prevailing rates of vendor)
◾ Activity (Session) Fees:
− Inquiry - $[  ]  per event
− Account Maintenance - $[  ]  per event
− Transaction – financial transactions, duplicate statement requests, etc. - $[  ]  per event
− New Account Set-up - $[  ]  per event (Not available with FAN Web Select)
◾ Strong Authentication:
− $[  ]  per month per active FAN Web ID (Any ID that has had activity within the [  ]-day period prior to the billing cycle)

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee Per Management Company (i.e., per Fund Complex) – file generation and delivery - $[  ]  per year
Per Record Charge
• Rep/Branch/ID - $[  ]
• Dealer - $[  ]
• Price Files - $[  ]  per record or $[  ]  per user per month, whichever is less

VISION – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only
• Inquiry - $[  ]  per event
• Per broker ID - $[  ] per month per ID
Transaction Processing*
• Implementation - $[  ]  per management company (i.e., per Fund Complex)
• Transaction – purchase, redeem, exchange, literature order - $[  ] per event
• New Account Set-up – may contain multiple fund/accounts - $[  ]  per event
• Monthly Minimum Charge - $[  ]  per month
   Electronic Statements*
• Implementation - $[  ]  per fund group
• Load charges - $[  ]  per image
• Archive charge (for any image stored beyond [  ]  years)-$[  ] per document

*Vision ID and event charges also apply.

Electronic Signature Capture
• Implementation fee - $[  ] (setup of branding and up to [  ]  forms and email templates
• Per envelope charge of $[  ]  (monthly minimum of $[  ])
• Additional forms or form changes - $[  ] /form
• Branding change (after initial setup)$ [  ]

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
− $[  ] per Month – Unlimited Users

eConnect –  Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
− $[  ] per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
◾ Report Source – Report and Data File Storage & Retrieval
−  Setup: No Charge (Includes access to Fund Source), Standard Fee is $[  ]
−  Service: No Charge /user per month, Standard Fee is $[  ] /user/month
◾ RMOD – Statement Storage & Retrieval
−  Setup: $[  ] /user
−  Service: $[  ]  /user per month

◾ Ad Hoc/ PowerSelect File Development
− Standard ad-hoc select:$ [  ]  per file
− Custom coded date for recurring, scheduled delivery: $[  ]  per hour consultation and programming development
− Support: $[  ]  per file per month for recurring files/reports scheduled for delivery via Report Source.
− Recurring files scheduled for delivery via Report Source.
◾ Custom Electronic File Exchange (DDS delivery of standard TIP files)
− Support: $[  ]  per file per month
− Setup: $[  ]  one-time fee

Fund Closing/De-conversion Fees
•	Programming & File Delivery - $[ ]/hour
•	Project Management/Analysis - $[ ]/hour
•	Account Data Retention - $[ ]/account/month until purged*
•	CUSIP Data Retention - $[ ]/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention Requirement have been fulfilled.

Recordkeeping Application Access
◾	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$[ ] implementation
−	$[ ] per month
◾	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
◾	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$[ ] implementation
−	$[ ] per ID per month
◾	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$[ ] implementation
−	$[ ] per ID per month
◾	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$[ ] implementation
−	$[ ] per ID per month
◾	Automated Work Distributor (AWD) – Image and workflow application.
−	$[ ] implementation
−	$[ ] per ID per month
◾	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$[ ] implementation
−	$[ ] per ID per month
◾	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$[ ] per month

Programming Charges- (subject to change at prevailing rate of vendor)
◾	$[ ] per hour
◾	Charges incurred for customized services based upon fund family requirements including but not limited to:
−	Fund setup programming (transfer agent system, statements, options, etc.)
−	Conversion programming
−	Customized service development
−	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
−	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Informa Shareholder Electronic Statement Services
Supplemental Services Fee Schedule

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
◾	Document Loading, Storage, and Access - $[ ] per statement
◾	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
◾	Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
◾	Document Loading, Storage, and Access - $[ ] per statement
◾	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
◾	Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
◾	Document Loading, Storage, and Access - $[ ] per statement
◾	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
◾	Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
◾	Document Loading, Storage, and Access
◾	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
◾	Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
FAN Web Transaction Fees
◾	View Consent Enrollment - $[ ] per transaction
◾	Consent Enrollment - $[ ] per transaction
◾	View Statements - $[ ] per view
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
◾	Implementation Fees - $[ ] per fund group
◾	Load charges - $[ ] per image
◾	Archive charge (for any image stored beyond [ ] years) - $[ ] per document

*Normal Vision ID and activity charges also apply.
*FAN Web customization charges also apply

Notes:

All pricing based upon contractual [  ]-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for [  ] days based on the following conditions:
◾
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

◾
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

◾
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

◾	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

TRANSFER AGENT & SHAREHOLDER SERVICES
SUPPLEMENTAL SERVICES - FEE SCHEDULE

Transfer Agent Training Services
◾	On-site at USBFS - $[ ] /day
◾	At client location - $[ ] /day plus travel and miscellaneous expenses if required
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
◾	[ ] days or less: $[ ] /open account
◾	[ ]-[ ] days: $[ ] /open account
◾	[ ]-[ ] days: $[ ] /open account
◾	[ ]-[ ] days: $[ ] /open account
◾	[ ] year – [ ] years: $[ ] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
◾	$[ ] /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
◾	$[ ] setup /fund group of [ ]-[ ] funds, $[ ] setup /fund group of over [ ] funds
◾	$[ ] /account per year
12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ] per open account per year.
Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
◾	$[ ] setup /fund group
◾	$[ ] /month administration
◾	$[ ] /received email correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
◾	$[ ] per letter mailed on losses $[ ] or more

Literature Fulfillment Services
◾	Account Management/Database Administration
−	$[ ] per month
−	Receiving - $[ ] per SKU
−	Order Processing - $[ ] per order
−	Skid Storage - $[ ] per month per location
−	Disposal - $[ ] per SKU
◾	Inbound Teleservicing Only
−	Account Management - $[ ] per month
−	Call Servicing - $[ ] per call
◾	Lead Source Reporting
−	$[ ] per month
◾	Closed Loop Reporting
−	Account Management - $[ ] per month
−	Database Installation, Setup - $[ ] per fund group
◾	Miscellaneous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
◾	$[ ]per Month

CTI Reporting – Integrated custom detailed call reporting
◾	$[ ] per monthly report

Chat Services
◾	Implementation Fee - $[ ]
◾	Monthly Fee – $[ ] per month
◾	Per Chat Fee - $[ ] per chat or $[ ] per minute of chat

FAF Money Market Fund Service Organizations
◾	$[ ] /money market share class per year
◾	Miscellaneous expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
◾	$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
◾	$[ ] /transfer to successor trustee
◾	$[ ] /participant distribution (Excluding SWPs)
◾	$[ ] /refund of excess contribution
◾	$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees

◾	$[ ] /outgoing wire transfer or overnight delivery
◾	$[ ] /telephone exchange
◾	$[ ] /return check or ACH or stop payment
◾	$[ ] / per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Real Time Cash Flow
◾	Implementation (one time charge) & Recurring Charges (monthly)
−	[ ] Users – $[ ]
−	[ ] Users – $[ ]
−	[ ] Users – $[ ]
−	[ ] Users – $[ ]
−	[ ] Users – $[ ]
−	[ ] Users – $[ ]
◾	Training
◾	WebEx - $[ ] /user
◾	On Site at USBFS - $[ ] /day
◾	At Client Location - $[ ] /day plus travel and miscellaneous expenses if required
◾	Real Time Data Feeds
−	Implementation (per feed) - $[ ] /hour ([ ] hour estimate)
−	Recurring (per feed) - $[ ] /month

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
◾	Initial data population: $[ ] for less than [ ] CUSIP / $[ ] for [ ] CUSIPS or more
◾	Monthly maintenance: $[ ] per management company (i.e., per Fund Complex)
◾
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[  ] /hour